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                                  POWER OF ATTORNEY

    WHEREAS, LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1934, as amended, its Annual Report on Form 10-K for the year ended December 31, 1995 (the 1995 Form 10-K); and

    WHEREAS, each of the undersigned holds the office or offices in LOUISVILLE GAS AND ELECTRIC COMPANY set opposite his name;

    NOW, THEREFORE, each of the undersigned hereby constitutes and appoints ROGER W. HALE and WALTER Z. BERGER, and each of them, individually, his attorney, with full power to act for him and in his name, place, and stead, to sign his name in the capacity or capacities set forth below to the 1995 Form 10-K and to any and all amendments to such 1995 Form 10-K and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 6th day of March 1996.

Roger W. Hale                          J. David Grissom
-----------------------------------    ---------------------------------------
Roger W. Hale, Principal                    J. David Grissom, Director
  Executive Officer and Director

William C. Ballard, Jr.                David B. Lewis
-----------------------------------    ---------------------------------------
William C. Ballard, Jr., Director      David B. Lewis, Director

Owsley Brown II                        Anne H. McNamara
-----------------------------------    ---------------------------------------
Owsley Brown II, Director              Anne H. McNamara, Director

S. Gordon Dabney                       T. Ballard Morton, Jr.
-----------------------------------    ---------------------------------------
S. Gordon Dabney, Director             T. Ballard Morton, Jr., Director

Walter Z. Berger                       Dr. Donald C. Swain
-----------------------------------    ---------------------------------------
Walter Z. Berger, Principal            Dr. Donald C. Swain, Director
Financial and Accounting Officer

Gene P. Gardner
-----------------------------------
Gene P. Gardner, Director

STATE OF KENTUCKY  )
                   )    ss.
COUNTY OF JEFFERSON)
    On this 6th day of March 1996, before me, Kathryn M. Carpenter, a Notary Public, State of Kentucky at Large, personally appeared the above named directors and officers of LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, and known to me to be the persons whose names are subscribed to the foregoing instrument, and they severally acknowledged to me that they executed the same as their own free act and deed.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date above set forth.

My Commission expires:                 Kathryn M. Carpenter
    November 2, 1996                   Kathryn M. Carpenter, Notary Public
                                       State of Kentucky at Large